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                                                                     Exhibit 6a



                                 October 1, 1991



C. Troy Shaver, Jr.
President
John Hancock Broker Distribution Services, Inc.
101 Huntington Avenue
Boston, MA  02199

Subject:    John Hancock World Fund --
            John Hancock Global Rx Fund

Dear Mr. Shaver:

Pursuant to Article 2 of the Distribution Agreement dated August 1, 1991, between John Hancock World Fund (the "Trust") and John Hancock Broker Distribution Services, Inc., ("Broker Services"), the Trust hereby notifies you that it desires to have Broker Services render services as principal underwriter for John Hancock Global Rx Fund, a new series of the Trust, and that such series of shares become a Fund under the Agreement.

If Broker Services agrees to provide such services, please sign below and return a signed copy to me.


John Hancock
      Distribution Services, Inc.           John Hancock World Fund


By: /s/C. Troy Shaver, Jr.                  By: /s/Thomas H. Drohan
    ----------------------                      -------------------
President                                   Senior Vice President and Secretary



Attest: /s/Thomas H. Connors                Attest: /s/Thomas H. Connors
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